EXHIBIT 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-190869-01 on Form S-3 of our report dated February 26, 2016 relating to the consolidated financial statements of Sierra Pacific Power Company and subsidiaries appearing in this Annual Report on Form 10-K of Sierra Pacific Power Company for the year ended December 31, 2015.

/s/ Deloitte & Touche LLP

Las Vegas, Nevada
February 26, 2016